EIP INVESTMENT TRUST

                SECOND AMENDED AND RESTATED DECLARATION OF TRUST
                ------------------------------------------------

      THIS SECOND AMENDED AND RESTATED DECLARATION OF TRUST made at New York, New York, effective on July 31, 2006, by the Trustees (as defined below) and the holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided:

      WITNESSETH that

      WHEREAS, the Trust was formed to carry on the business of an investment company pursuant to a declaration of trust of the Trust dated as of December 9, 2005 (the "Original Declaration of Trust") executed by Aryeh Davis, as the initial trustee (the "Initial Trustee") and the filing of a Certificate of Trust of the Trust with the Office of the Secretary of State of the State of Delaware (the "State Office") on December 9, 2005 (as amended or restated from time to time, the "Certificate of Trust"), each under the name "Pequot Investment Trust";

      WHEREAS, the Initial Trustee and the trustees signatory thereto entered into an Amended and Restated Declaration of Trust of the Trust dated as of December 13, 2005 (the "First Amended and Restated Declaration of Trust"), under the name "Pequot Investment Trust," to effect the resignation of the Initial Trustee as a trustee of the Trust and the appointment of the trustees signatory thereto as the trustees of the Trust as of the date of the First Amended and Restated Declaration of Trust and to amend and restate the Original Declaration of Trust in its entirety as set forth therein;

      WHEREAS, John Wesley resigned as trustee of the Trust effective July 14, 2006 and the trustees of the Trust accepted such resignation, and elected James Murchie as trustee of the Trust effective as of the date of such resignation, pursuant to the Written Consent of Trustees of the Trust dated July 14, 2006, each in accordance with the provisions of Article IV of the First Amended and Restated Declaration of Trust;

      WHEREAS, this Declaration of Trust was approved and adopted by the Trustees at a meeting of the Trustees on July 31, 2006;

      WHEREAS, the parties hereto desire to enter into this Declaration of Trust to amend and restate the First Amended and Restated Declaration of Trust in its entirety as hereinafter set forth; and

      WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth;

      NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares in this Trust as hereinafter set forth, and that the First Amended and Restated Declaration of Trust is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

                              Name and Definitions

      Section 1. Name. This Trust shall be known as "EIP Investment Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Trust or any Series or class thereof. In the event of any such change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change.

      Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

      (a) "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

      (b) "Bylaws" shall mean the Amended and Restated Bylaws of the Trust, as amended from time to time, which Bylaws are expressly herein incorporated by reference as part of the "governing instrument" of the Trust within the meaning of the Delaware Act;

      (c) "Certificate of Trust" has the meaning set forth in the recitals to this Declaration of Trust;

      (d) The terms "class" and "class of Shares" refer to each class of Shares into which the Shares of any Multi-Class Series may from time to time be divided in accordance with the provisions of Article III;

      (e) The terms "Commission", "Interested Person" and "principal underwriter" shall have the meanings given them in the 1940 Act;

      (f) "Declaration of Trust" or "Declaration" shall mean this Second Amended and Restated Declaration of Trust, as amended or restated from time to time;

      (g) "Delaware Act" means the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq., as amended from time to time;

      (h) "First Amended and Restated Declaration of Trust" has the meaning set forth in the recitals to this Declaration of Trust;

      (i) "Multi-Class Series" refers to Series of Shares established and designated as Multi-Class Series under or in accordance with the provisions of
Article III, Section 6;

      (j) "Original Declaration of Trust" has the meaning set forth in the recitals to this Declaration of Trust;


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

      (k) "Series" refers to Series of Shares established and designated under or in accordance with the provisions of Article III;

      (l) "Shareholder" means a record owner of Shares;

      (m) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust or in the Trust property belonging to any Series of the Trust or in any class of Shares of the Trust (as the context may require) shall be divided from time to time;

      (n) "State Office" has the meaning set forth in the recitals of this Declaration of Trust;

      (o) "Trust" refers to the Delaware statutory trust established under the Delaware Act by the Original Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware, each under the name "Pequot Investment Trust," and continued by this Second Amended and Restated Declaration of Trust; and

      (p) "Trustees" refers to the persons signatory hereto and all other persons who may from time to time be duly elected or appointed in accordance with Article IV hereof, in each case so long as they continue in office in accordance with the terms of this Declaration of Trust.

                                   ARTICLE II

                                Purpose of Trust

      The purpose of the Trust is to engage in the business of a management investment company.

                                   ARTICLE III

                                     Shares


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

      Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with par value of $0.01 per share. Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series or class shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in
Article VI, Section 1 hereof. Except as otherwise provided in Section 6 of this
Article III with respect to Shares of Multi-Class Series, no Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to Article VIII, Section 4 hereof. Except as otherwise provided in
Section 6 of this Article III with respect to Shares of Multi-Class Series, all dividends and distributions shall be made ratably among all Shareholders of a particular Series from the assets belonging to such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or class thereof, (i) to divide the beneficial interest in each Series or class thereof into Shares as the Trustees shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares) to such persons and for such amount and type of consideration, subject to any restriction set forth in the Bylaws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of any particular Series or class into a greater or lesser number of Shares of that Series or class without thereby changing the proportionate beneficial interest of the Shares of that Series or class in the assets belonging to that Series or attributable to that class, (v) to classify or reclassify any issued Shares of any Series or class into Shares of one or more Series or classes and (vi) to take such other action with respect to the Shares as the Trustees may deem desirable. All Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each class thereof, except as the context otherwise requires.

      Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series and class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and class and as to the number of Shares of each Series and class held from time to time by each.

      Section 3. Investments in the Trust; Transfer of Shares. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration as they from time to time may authorize. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the Bylaws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the Shareholder with respect to such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.


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

      Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

      Section 5. Power of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend this Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of (i) responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, or (ii) designating and establishing Series or classes in addition to those established in Section 6 of this Article III; provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any Series (or class) of Shares in addition to the Series established and designated in Section 6 of this
Article III shall be effective upon either the execution by a majority of the then Trustees of an amendment to this Declaration of Trust, taking the form of a complete restatement or otherwise, or the adoption by vote or written consent of a majority of the then Trustees of a resolution designating, or otherwise identifying, such Series (or class), whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Series (or class), including any private placement memorandum, or as otherwise provided in such resolution. The relative rights and preferences of such Series and each class thereof, if any, shall be as set forth herein and as set forth in any private placement memorandum relating thereto, unless otherwise provided in such amendment or resolution.

      Without limiting the generality of the foregoing, the Trustees may, without the approval of Shareholders, for the above-stated purposes, amend this Declaration of Trust to:


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

      (a) create one or more Series or classes of Shares (in addition to any Series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular Series or classes in accordance with such eligibility requirements;

      (b) amend any of the provisions set forth in paragraphs (a) through (j) of
Section 6 of this Article III;

      (c) combine one or more Series or classes of Shares into a single Series or class on such terms and conditions as the Trustees shall determine or consolidate, merge or transfer assets of the Trust or a Series as set forth in
Article VIII, Section 5;

      (d) change or eliminate any eligibility requirements for investment in Shares of any Series or class, including without limitation the power to provide for the issue of Shares of any Series or class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

      (e) change the designation of any Series or class of Shares;

      (f) change the method of allocating dividends among the various Series and classes of Shares;

      (g) allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series or classes of Shares; and

      (h) specifically allocate assets to any or all Series of Shares or create one or more additional Series of Shares which are preferred over all other Series of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series or any classes of Shares thereof.

      Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the Series established pursuant to the First Amended and Restated Declaration of Trust and designated "Pequot Growth and Income Fund" shall be, and hereby is, redesignated as "EIP Growth and Income Fund" and its designation pursuant to the First Amended and Restated Declaration of Trust is hereby otherwise reaffirmed in all respects.

      Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth below, together with such other rights and preferences relative to such other classes as are set forth in any resolution of the Trustees establishing and designating such class of Shares:

      (a) Assets belonging to Series. Subject to the provisions of paragraph (c) of this Section 6:


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

      All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of that Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

      (b) Liabilities Belonging to Series. Subject to the provisions of paragraph (c) of this Section 6:

      The assets belonging to each particular Series shall be charged solely with the liabilities of the Trust in respect to that Series, the expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All liabilities held with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series and, except as otherwise provided in this Declaration of Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this contractual limitation on the liability of each Series shall be set forth in the Certificate of Trust or in an amendment thereto prior to the issuance of any Shares of a Series.


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

      (c) Apportionment of Assets etc. in Case of Multi-Class Series. In the case of any Multi-Class Series, to the extent necessary or appropriate to give effect to the relative rights and preferences of any classes of Shares of such Series, (i) any assets, income, earnings, profits, proceeds, liabilities, expenses, charges, costs and reserves belonging or attributable to that Series may be allocated or attributed to a particular class of Shares of that Series or apportioned among two or more classes of Shares of that Series; and (ii) Shares of any class of such Series may have priority or preference over shares of other classes of such Series with respect to dividends or distributions upon termination of the Trust or of such Series or class or otherwise, provided that no Share shall have any priority or preference over any other Shares of the same class and that all dividends and distributions to Shareholders of a particular class shall be made ratably among all Shareholders of such class according to the number of Shares of such class held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination, as the case may be.

      (d) Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or class) with respect to, nor any redemption or repurchase of, the Shares of any Series or class shall be effected by the Trust other than from the assets belonging to such Series or attributable to such class, nor shall any Shareholder of any particular Series or class otherwise have any right or claim against the assets belonging to any other Series or attributable to any other class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or class.

      (e) Voting. Notwithstanding any of the other provisions of this Declaration, including, without limitation, Section 1 of Article V, the Shareholders of any particular Series or class shall not be entitled to vote on any matters as to which such Series or class is not affected. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the Bylaws, be voted in the aggregate as a single class without regard to Series or class of Shares, except that (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more Series or classes of Shares materially differently, Shares shall be voted by individual Series or class and
(2) when the matter affects only the interests of one or more Series or classes, only Shareholders of such Series or classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees.

      (f) Equality. Except to the extent necessary or appropriate to give effect to the relative rights and preferences of any classes of Shares of a Multi-Class Series, all the Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series. All the Shares of each particular class of Shares within a Multi-Class Series shall represent an equal proportionate interest in the assets belonging to such Series that are attributable to such class (subject to the liabilities attributable to such class), and each Share of any particular class within a Multi-Class Series shall be equal to each other Share of such class.

      (g) Fractions. Any fractional Share of a Series or class shall carry proportionately all the rights and obligations of a whole Share of that Series or class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.


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

      (h) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or class shall have the right to exchange said Shares for Shares of one or more other Series or classes of Shares or for interests in one or more trusts, corporations or other business entities (or any series of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees.

      (i) Combination of Series or Classes. Without limiting the authority of the Trustees set forth in Article VIII, Section 5, the Trustees shall have the authority, without the approval of the Shareholders of any Series or class unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series or attributable to any class into assets and liabilities belonging to a single Series or attributable to a single class.

      (j) Elimination of Series or Class. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may abolish and rescind the establishment and designation of that Series, either by amending this Declaration of Trust in the manner provided in
Section 5 of this Article III for the establishment and designation of Series (if such Series was established and designated by an amendment to this Declaration of Trust), or by vote or written consent of a majority of the then Trustees (if such Series was established and designated by Trustee vote or written consent). At any time that there are no Shares outstanding of any particular class previously established and designated of a Multi- Class Series, the Trustees may abolish that class and rescind the establishment and designation thereof, either by amending this Declaration of Trust in the manner provided in Section 5 of this Article III for the establishment and designation of classes (if such class was established and designated by an amendment to this Declaration of Trust), or by vote or written consent of a majority of the then Trustees (if such class was established and designated by Trustee vote or written consent).

      Section 7. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

      Section 8. Derivative Claims. In addition to the requirements set forth in
Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

      (a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 8(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not "independent trustees" (as that term is defined in the Delaware Act).

      (b) Unless a demand is not required under Section 8(a), Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold at least 10% of the outstanding Shares of the Trust, or who collectively hold at least 10% of the outstanding Shares of the Series or class to which such action relates, shall join in the request for the Trustees to commence such action; and


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

      (c) Unless a demand is not required under Section 8(a), the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

      For purposes of this Section 8, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

                                   ARTICLE IV

                                  The Trustees

      Section 1. Election and Tenure. The Trustees may fix the number of Trustees, fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law, including paragraphs (a) and (b) of Section 16 of the 1940 Act.

      Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, an instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees.


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

      Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; enlarge or reduce their number; remove any Trustee with or without cause at any time by an instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, declination to serve, resignation, retirement, removal or incapacity of a Trustee; they may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust directly, through one or more principal underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets belonging to such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter; provided, that such delegation of authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such officer, agent, employee, custodian or underwriter to whom any authority has been delegated to be a Trustee of the Trust. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the Bylaws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum (as defined in the Bylaws) of Trustees is present, within or without the State of Delaware.

      Without limiting the foregoing, the Trustees shall have power and authority to cause the Trust (or to act on behalf of the Trust):

      (a) To invest and reinvest cash, and to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on or other derivative contracts relating to, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of equity or fixed income securities, other securities, and other financial instruments, and securities of every nature and kind, including all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

      (b) To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including forward foreign currency exchange contracts;

      (c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

      (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

      (e) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

      (f) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

      (g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

      (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

      (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

      (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

      (k) To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Trust property or any part thereof to secure any or all of such indebtedness;

      (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment of such notes or other obligations; and to mortgage and pledge Trust property or any part thereof to secure any or all of such obligations;

      (m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability;

      (n) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

      (o) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

      (p) To enter into contracts of any kind and description;

      (q) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration or Trust or in the Bylaws;

      (r) To interpret the investment policies, practices or limitations of any Series or class;

      (s) To invest part or all of the Trust property (or part or all of the assets of any Series), or to dispose of part or all of the Trust property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act; any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;

      (t) To provide for separate classes, groups or series of Trustees with respect to any Series or class thereof or any Trust property having such relative rights, powers and duties as the Trustees may determine; and

      (u) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

      The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

      Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, administrators, investment advisers or managers, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors, and such other expenses and charges, as the Trustees may deem necessary or proper to incur.

      Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or class, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

      Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine with the same effect as if such property were held in the name of the Trust. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust or any Series (or class) of the Trust. The right, title and interest of the Trustees in the Trust property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

      Section 7. Advisory, Management and Distribution Contracts. Subject to such requirements and restrictions as may be set forth under federal and/or state law and in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series or class with any corporation, trust, association or other organization (a "Manager"); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for a Manager to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with a Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth under federal and/or state law and in the Bylaws; and any such contract may contain such other terms as the Trustees may determine. The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series, every such contract to comply with such requirements and restrictions as may be set forth under federal and/or state law and in the Bylaws or stipulated by resolution of the Trustees. Subject to applicable federal law, including the 1940 Act, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

      The fact that:

      (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

      (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

Subject to applicable law, any Shareholder, Trustee or officer of the Trust may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Trust and, subject to applicable law, has the same rights and obligations with respect to any such matter as a person who is not a Shareholder, Trustee or officer of the Trust.

      Section 8. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such person or any firm or company in which such person is interested, subject only to the general limitations contained herein or in the Bylaws relating to the sale and redemption of such Shares.

                                    ARTICLE V

                    Shareholders' Voting Powers and Meetings

      Section 1. Voting Powers. The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Article IV, Section 1, (ii) to the extent provided in Article III, Section 8 as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders,
(iii) with respect to the termination of the Trust or any Series or class to the extent and as provided in Article VIII, Section 4 and (iv) with respect to such additional matters relating to the Trust as may be required by applicable law, including the 1940 Act, this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. The number of votes that each whole or fractional Share shall be entitled to vote as to any matter on which it is entitled to vote shall be as specified in the Bylaws. There shall be no cumulative voting in the election of Trustees. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote either in person or by written proxy signed by the Shareholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the secretary of the Trust, or with such other officer or agent of the Trust as the secretary may direct, for verification prior to the time at which such vote shall be taken; provided, however, that notwithstanding any other provision of this Section 1 to the contrary, the Trustees may at any time adopt one or more electronic, telecommunication, telephonic, computerized or other alternatives to execution of a written instrument that will enable Shareholders entitled to vote at any meeting to appoint a proxy to vote such Shareholders' Shares at such meeting; provided, further, that, until the Trustees adopt such electronic, telecommunication, telephonic, computerized or other alternatives, no Shareholder may act to appoint a proxy to vote such holder's Shares at a meeting by any such alternatives and if the Trustees do adopt such electronic, telecommunication, telephonic, computerized or other alternatives, then Shareholders may only act in the manner prescribed by the Trustees. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Except as otherwise provided herein or in the Delaware Act, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation. At any time when no Shares of a Series or class are outstanding the Trustees may exercise all rights of Shareholders of that Series or class with respect to matters affecting that Series or class and may with respect to that Series or class take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders thereof.

      Section 2. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in
Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice, postage prepaid, at least seven days before such meeting, at the Shareholder's address as it appears on the records of the Trust, or by facsimile or other electronic transmission, at least seven days before such meeting, to the telephone or facsimile number or e-mail or other electronic address most recently furnished to the Trust (or its agent) by the Shareholder. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address.

      Section 3. Quorum and Required Vote. Except when a larger quorum is required by law, by the Bylaws or by this Declaration of Trust, 30% of the votes entitled to be cast shall constitute a quorum at a Shareholders' meeting. When any one or more Series or classes is to vote as a single class separate from any other Shares which are to vote on the same matters as a separate class or classes, 30% of the votes entitled to be cast by each such class entitled to vote shall constitute a quorum at a Shareholders' meeting of that class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Notice of adjournment of a Shareholders' meeting to another time or place need not be given if such time and place are announced at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by law. If any question on which the Shareholders are entitled to vote would adversely affect the rights of any Series or class of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of the Shares of such Series or class which are entitled to vote, voting separately, shall also be required to decide such question. Notwithstanding anything else contained herein, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy at a meeting.

      Section 4. Action by Written Consent. Any action that may be taken at any meeting of the Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by Shareholders holding outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted and such written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

      Section 5. Record Dates. For the purpose of determining the Shareholders of any Series or class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series or class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series or class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be on or before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series or class having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series or classes for all or any part of the period prior to a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or classes.

      Section 6. Additional Provisions. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI

           Net Income, Distributions, and Redemptions and Repurchases

      Section 1. Distributions of Net Income. The Trustees shall each year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series, in Shares of that Series, cash or otherwise, an amount approximately equal to the net income attributable to the assets belonging to such Series and may from time to time distribute to the Shareholders of each Series, in Shares of that Series, cash or otherwise, such additional amounts, but only from the assets belonging to such Series, as they may authorize. Except as otherwise permitted by paragraph (c) of Section 6 of
Article III in the case of Multi-Class Series, all dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders and recorded on the books of the Trust at the date and time of record established for the payment of such dividend or distributions.

      The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any Series or class may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the Bylaws. Determinations of net income of any Series or class and determinations of income, asset value, capital gains, expenses and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      If, for any reason, the net income of any Series or class determined at any time is a negative amount, the pro rata share of such negative amount allocable to each Shareholder of such Series or class shall constitute a liability of such Shareholder to that Series or class which shall be paid out of such Shareholder's account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares of that Series or class in the account of such Shareholder or (z) otherwise.

      Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the Bylaws, next determined, less any fees imposed on such redemption. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the New York Stock Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series or attributable to any class thereof or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

      The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series the Shares of which are being redeemed. The fair value, selection and quantity of any securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

      Section 3. Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder for any reason under terms set by the Trustees, including: (i) if at such time such Shareholder owns Shares of any Series or class having an aggregate net asset value of less than an amount determined from time to time by the Trustees; (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding Shares of the Trust or of any Series or class; (iii) if the Trustees determine that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto); (iii) if a Shareholder shall fail to supply a tax identification number if required to do so, or to have the minimum investment required (which may vary by Series); or (iv) if a Shareholder shall fail to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

                                   ARTICLE VII

      Compensation, Limitation of Liability and Indemnification of Trustees

      Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

      Section 2. Limitation of Liability. No Trustee, officer, employee or agent of the Trust shall be subject to any liability whatsoever to any person in connection with Trust property or the affairs of the Trust, and no Trustee shall be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or principal underwriter of the Trust or for the act or omission of any other Trustee. For the sake of clarification and without limiting the foregoing, to the maximum extent permitted by law, the appointment, designation or identification of a Trustee as the chairman of the Board, the lead or assistant lead independent Trustee, a member or chairman of a committee of the Board, an expert on any topic or in any area (including an audit committee financial expert) or as having any other special appointment, designation or identification shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee's rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or
(y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled. Nothing in this Declaration of Trust, including without limitation anything in this Article VII, Section 2, shall protect any Trustee, officer, employee or agent of the Trust against any liabilities to the Trust or its Shareholders to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or position with or on behalf of the Trust.

      Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

      Section 3. Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or any Series or class shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular Series or attributable to a particular class, only to the assets belonging to the relevant Series or attributable to the relevant class, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

      At the Trustees' discretion, any note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officer or officers or otherwise may give notice that the Certificate of Trust is on file with the State Office and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series or attributable to the class for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.

      Section 4. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series or class and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series (or attributable to the class) of which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

      Section 5. Indemnification of Covered Persons. Subject to the exceptions and limitations contained in Section 6, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses including but not limited to amounts paid in satisfaction of judgments, in compromise or fines and penalties, and counsel fees reasonably incurred or paid by him in connection with the defense or disposition of any claim, action, suit or proceeding, or investigation, whether civil or criminal, before any court or administrative or legislative body, in which he becomes or may have become involved as a party or otherwise or with which he becomes or may have become threatened by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

      Section 6. Exceptions to Indemnification. No indemnification shall be provided hereunder to a Covered Person:

      (a) For any liability to the Trust or its Shareholders arising out of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

      (b) With respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Trust; or

      (c) In the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b) of this Section 6) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, such determination being made by: (i) a vote of a majority of the Disinterested Trustees (as such term is defined in Section 10 of this Article VII) acting on the matter (provided that a majority of Disinterested Trustees then in office act on the matter); or (ii) a written opinion of independent legal counsel.

      Section 7. Rights of Indemnification. The rights of indemnification herein provided may be insured against by policies maintained by the Trust, and shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person, and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law. Notwithstanding any other provision of this Agreement to the contrary, any liability and/or expense against which any Covered Person is indemnified under Section 5 and any expense that any Covered Person is entitled to be paid under Section 8 of this Article VII shall be deemed to be joint and several obligations of the Trust and each Series and each class, and the assets of the Trust and each Series and each class shall be subject to the claims of any Covered Person therefor under this
Article VII; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series or classes in such manner as the Trustees in their sole discretion deem fair and equitable.

      Section 8. Expenses of Indemnification. Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under Sections 5-10 of this Article VII including counsel fees so incurred by any Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties) shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under Sections 5-10 of this Article VII, provided that either:

      (a) Such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

      (b) A majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to the facts available upon a full trial type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification under Sections 5-10 of this Article VII.

      Section 9. Rebuttable Presumption. For purposes of the determination or opinion referred to in clause (c) of Section 6 of this Article VII or clause (b) of Section 8 of this Article VII, the majority of Disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

      Section 10. Certain Defined Terms Relating to Indemnification. As used in Sections 5-9 of this Article VII, the following words shall have the meanings set forth below:

      (a) A "Disinterested Trustee" is one (i) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending;

      (b) "Claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and

      (c) "Liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      Section 11. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Covered Person in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

                                  ARTICLE VIII

                                  Miscellaneous

      Section 1. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

      Section 2. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

      Section 3. Termination of Trust, Series or Class.

      (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by vote of at least 66-2/3% of the Shares of each Series entitled to vote and voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series or class may be dissolved at any time by vote of at least 66-2/3% of the Shares of that Series or class, or by the Trustees by written notice to the Shareholders of that Series or class. Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series and each class thereof.

      (b) Upon dissolution of the Trust (or any Series or class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series (or the applicable Series or attributable to the particular class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each Series (or the applicable Series or attributable to the particular class, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series (or the applicable Series or attributable to the particular class, as the case may be), to the Shareholders of that Series (or class, as the case may be), as a Series (or class, as the case may be), ratably according to the number of Shares of that Series (or class, as the case may be) held by the several Shareholders on the date of distribution. Thereupon, any affected Series or class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series or class shall be canceled and discharged. Upon the dissolution of any class of any Series of Shares, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 3(b) with respect to such class that are specified in connection with the dissolution and winding up of the Trust or any Series of Shares. Alternatively, in connection with the dissolution of any class of any Series of Shares, the Trustees may treat such dissolution as a redemption of the Shareholders of such class effected pursuant to Section 3 of Article VI of this Declaration of Trust, provided that the costs relating to the dissolution of such class shall be included in the determination of the net asset value of the Shares of such class for purposes of determining the redemption price to be paid to the Shareholders of such class (to the extent not otherwise included in such determination).

      (c) Following completion of winding up of the Trust's business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

      Section 4. Reorganizations.

      (a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger, reorganization or consolidation, may succeed to or assume the Trust's registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Series or class to another Series or class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust's registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or class, and which may include Shares of such other Series or class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Series or class thereof. Any agreement of merger, reorganization, consolidation or conversion or exchange or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

      (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 4 may effect any amendment to this Declaration of Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

      (c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, invest all or a portion of the Trust property of any Series, or dispose of all or a portion of the Trust property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust property from the master fund and cause such Series to invest its Trust property directly in securities and other financial instruments or in another master fund.

      Section 5. Filing of Copies, Reference, Headings. The original or a copy of this Declaration of Trust and of each amendment and/or restatement hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments and/or restatements have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such amendments and/or restatements. In this Declaration of Trust and in any such amendment and/or restatement, references to this Declaration of Trust, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendments and/or restatements. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or to control or affect the meaning, construction or effect of this Declaration of Trust. This Declaration of Trust and any document, consent or instrument referenced in or contemplated by this Declaration of Trust or the Bylaws may be executed in any number of counterparts each of which shall be deemed an original. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. To the extent permitted by the 1940 Act, (i) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the Bylaws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (ii) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the Bylaws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause (i) or (ii), otherwise expressly provided herein or in the Bylaws or determined by the Trustees. The terms "include," "includes" and "including" and any comparable terms shall be deemed to mean "including, without limitation."

      Section 6. Applicable Law. This Declaration of Trust is made in the State of Delaware, and it is created under and is to be governed by and construed and administered according to the laws of said State. The Trust shall be of the type commonly called a statutory or business trust, and, without limiting the provisions hereof, the Trust may exercise all powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions. Notwithstanding the first sentence of this
Section 6, there shall not be applicable to the Trust, the Trustees or this Declaration of Trust, the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property,
(iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal,
(vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

      Section 7. Amendments. Except as specifically provided in this Section 7, the Trustees may, without Shareholder vote, restate, amend or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote
(i) on any amendment that is required to be approved by Shareholders pursuant to the 1940 Act and (ii) on any amendment submitted to the Shareholders by the Trustees at their discretion. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall only affect the Shareholders of one or more Series or one or more classes shall be authorized by a vote of only the Shareholders of each Series or class affected and no vote of Shareholders of a Series or class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 11 of this Declaration of Trust with respect to any acts or omissions of Covered Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 5 of this Declaration of Trust or as provided in the Bylaws with respect to any actions or omissions of Covered Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as the Trustees deem necessary or desirable.

      Section 8. Provisions in Conflict with Law or Regulations.

      (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

      Section 9. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

      Section 10. Addresses. The address of the Trust is 49 Riverside Avenue, Westport, Connecticut 06880. The address of each of the Trustees is 49 Riverside Avenue, Westport, Connecticut 06880.

                            [Signature page follows]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day first above written.

                                                   TRUSTEES:
                                                   ---------

                                                   /s/ Kenneth L. Rosenblum
                                                   --------------------------
                                                   Kenneth L. Rosenblum

                                                   /s/ Salvatore Faia
                                                   --------------------------
                                                   Salvatore Faia

                                                   /s/ James Murchie
                                                   --------------------------
                                                   James Murchie

      Registered Agent:    The Corporation Trust Company
                           Corporation Trust Center,
                           1209 Orange Street,
                           Wilmington, Delaware 19801

       Signature Page to Second Amended and Restated Declaration of Trust